UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2003
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Im Langacher, P.O. Box MT-100,
CH-8606, Greifensee, Switzerland

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code:     +41-1-944-2211

Item 9.  Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operation and Financial Condition". The information furnished in this Form 8-K and the Exhibit attached hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On October 30, 2003, Mettler-Toledo International Inc. ("Mettler-Toledo") issued a press release (the "Release") setting forth its financial results for the nine and three months ended September 30, 2003. A copy of the Release is furnished hereto as Exhibit 99.1 to this report.

Mettler-Toledo evaluated its operating performance for the nine and three months ended September 30, 2003 based on several factors, including (i) net earnings before restructuring charges, (ii) Adjusted Operating Income (both before and including restructuring charges), (iii) EBITDA and (iv) Free Cash Flow.

Net earnings before restructuring charges for the nine months ended September 30, 2003 represents Mettler-Toledo's net earnings before the impact of a restructuring charge, recorded in the three months ended March 31, 2003, related to the final union settlement on a manufacturing facility closure in France. Net earnings before restructuring charges and one-time tax gain in the nine month period ended September 30, 2002 represents Mettler-Toledo's net earnings before the impact of a restructuring charge, recorded in the three months ended June 30, 2002, related to headcount reductions and manufacturing transfers, and a one-time tax gain in respect of a tax restructuring program and related tax audits. Mettler-Toledo provides information on net earnings before restructuring charges and non-recurring items because it believes the information provides important financial information in measuring and comparing its operating performance on an ongoing basis. Mettler-Toledo wanted investors to be aware of the effects of restructuring charges and one-time tax gain on its operating results for the nine month periods ended September 30, 2003 and 2002. Net earnings before restructuring charges and one-time tax gain is not intended to represent net earnings under U.S. GAAP and should not be considered as an alternative to net earnings as an indicator of Mettler-Toledo's performance.

Mettler-Toledo defines Adjusted Operating Income as operating income (gross profit less research and development, selling, general and administrative expenses and restructuring charges) before amortization, interest expense and non-recurring costs. Mettler-Toledo believes it is important to present Adjusted Operating Income both before and including restructuring charges so that investors are aware of the effects of restructuring charges on its operating results for the nine month periods ended September 30, 2003 and 2002. As discussed in Mettler-Toledo's Annual Report on Form 10-K for the year ended December 31, 2002, Mettler-Toledo provides information on Adjusted Operating Income because Mettler-Toledo believes that Adjusted Operating Income provides important financial information in measuring and comparing its operating performance on an ongoing basis, and as such is used as an important performance measurement by management. In Mettler-Toledo's Annual Report on Form 10-K, it measured the operating performance of its segments using Adjusted Operating Income. Adjusted Operating Income is not intended to represent operating income under U.S. GAAP and should not be considered as an alternative to earnings before taxes as an indicator of Mettler-Toledo's performance.

Mettler-Toledo defines EBITDA as Adjusted Operating Income plus depreciation. Mettler-Toledo considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA is also used by Mettler-Toledo's financing sources as an important measure of its ability to service its debt and is used by its senior lenders in determining financial covenant compliance. EBITDA is not intended to represent operating income, earnings before taxes or other measures of financial performance under U.S. GAAP and should not be considered as an alternative to operating income or earnings before taxes as an indicator of Mettler-Toledo's performance.

Mettler-Toledo defines Free Cash Flow as net cash provided by operating activities less capital expenditures before restructuring and acquisition payments. Mettler-Toledo considers Free Cash Flow an important indicator of the operational strength and performance of its businesses. Free Cash Flow is not intended to represent the various cash flow measures recorded under U.S. GAAP (e.g. net cash provided by operating activities) and should not be considered as an alternative to such measures as an indicator of Mettler-Toledo's performance.

Mettler-Toledo believes each of these financial measures provides useful additional information to supplement the information provided under U.S. GAAP. Mettler-Toledo warns investors not to place undue reliance on any of these financial measures, and they should not be considered as a replacement of earnings before taxes, net earnings or net cash provided by operating activities determined under U.S. GAAP as a measure of its operating performance.

The Release provides a reconciliation of all of the above financial measures to the most comparable financial measures recorded under U.S. GAAP.

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 30, 2003, issued by Mettler-Toledo International Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Dated: October 30, 2003	By:	/s/ Dennis W.Braun

Dennis W. Braun
Chief Financial Officer

Exhibit 99.1
Contacts:
Dennis Braun, Chief Financial Officer
Phone: ++41 1 944 3345
Fax: ++41 1 944 2470

Mary T. Finnegan, Treasurer / Investor Relations
Phone: ++1 614 438 4748
Fax: ++1 614 438 4646

METTLER-TOLEDO INTERNATIONAL INC. REPORTS THIRD QUARTER 2003 RESULTS

- - Increases EPS 4% - -
- - Generates Strong Cash Flow - -

GREIFENSEE, Switzerland and COLUMBUS, Ohio, USA - October 30, 2003 - Mettler-Toledo International Inc. (NYSE: MTD) today announced net earnings of $24.2 million, or $0.53 per share on a diluted basis, for the quarter ended September 30, 2003. This represents a 4% increase over net earnings per share of $0.51 for the third quarter of 2002.

For the nine-month periods ending September 30, net earnings per share were $1.47 in 2003 and $1.46 in 2002. These amounts exclude restructuring charges in both periods and a one-time tax gain in 2002. On a reported basis, net earnings per share were $1.38 in 2003, versus $1.52 in 2002.

Sales for the quarter were $320.8 million, compared with $307.0 million in 2002. This represents a 5% benefit from currency and flat local currency sales. Adjusted operating income amounted to $39.8 million, compared with $40.2 million in the prior year.

For the nine months ended September 30, 2003, the Company reported sales of $934.0 million, compared with $876.4 million for 2002. This represents a 7% increase in reported sales, consisting of an 8% benefit from currency and a 1% decline in local currency sales. Adjusted operating income in 2003 amounted to $113.3 million, compared with $113.8 million in the same period of 2002. Adjusted operating income after restructuring charges was $107.8 million in 2003 and $85.1 million in 2002.

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, "We achieved our financial targets for the quarter even as we continue to operate in a challenging global economy. Although sales were flat in local currency, gross margins continued to increase over the prior year, thanks to cost-savings initiatives such as manufacturing consolidation. As expected, adjusted operating income in the quarter was constant with the prior year. Cash flow generation was very strong at $36.7 million, which represents a 21% increase over the prior year amount. In the coming weeks, we plan to refinance our existing bank debt, which is due in May 2004, with a new bank facility that provides greater financial flexibility than our existing one. Given the attractiveness of longer-term interest rates, we are exploring options to raise debt in the capital markets in conjunction with this refinancing."

Spoerry concluded, "Our strategic initiatives remain firmly on track. Due to an accelerated R&D investment over the last few years, our product pipeline is at a record level. We began the rollout of our new laboratory products with a new generation of analytical balances. These instruments provide value to customers through enhanced throughput and better ergonomics. Other core growth initiatives, such as expanding our services offering and broadening our product portfolio in Asia, are also yielding benefits. We remain diligent in our cost-reduction initiatives and, in the fourth quarter, we will complete our transfer of production from South Carolina to China."

For the nine months ended September 30, 2003, the Company reported local currency sales declines of 4% in the Americas and 2% in Europe and sales growth of 14% in Asia and the Rest of World.

The Company has reconciled its diluted earnings per share before restructuring charges to its diluted earnings per share to be reported in the Company's Form 10-Q for the quarter and nine months ended September 30, 2003 on the comparative financial information schedules attached to this press release. Additional operational data has also been reconciled to the most comparable U.S. GAAP measure in the attached schedules.

The Company will host a conference call to discuss its third quarter results today (Thursday, October 30) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com.

METTLER TOLEDO is a leading global manufacturer of precision instruments. The Company is the world's largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world's largest manufacturer and marketer of metal detection systems used in production and packaging. Additional information about METTLER TOLEDO can be found on the World Wide Web at "www.mt.com."

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see Exhibit 99.1 to the Company's Annual Report on Form 10-K for the most recently ended fiscal year.

METTLER-TOLEDO INTERNATIONAL INC.
COMPARATIVE FINANCIAL INFORMATION
(amounts in thousands except share data)

	Three months ended			Three months ended
	September 30, 2003			September 30, 2002
	(unaudited)%			(unaudited)%

Net sales	$320,814	100.0	(a)	$306,990	100.0
Cost of sales	168,950	52.7		164,067	53.4

Gross profit	151,864	47.3		142,923	46.6

Research and development	19,277	6.0		17,469	5.7
Selling, general and administrative	92,783	28.9		85,263	27.8

Adjusted operating income	39,804	12.4		40,191	13.1

Amortization	2,909	0.9		2,805	0.9
Interest expense	3,102	1.0		4,429	1.4
Other charges (income), net	(753)	(0.3)		139	0.1

Earnings before taxes	34,546	10.8		32,818	10.7
Provision for taxes	10,364	3.3		9,841	3.2

Net earnings	$24,182	7.5		$22,977	7.5

Diluted per share amounts:
Net earnings	$0.53			$0.51
Weighted average number of common shares	45,568,383			45,235,544

Notes:
(a)	Local currency sales were flat compared to the same period in 2002.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)

	As Reported	As Reported
	Three months ended	Three months ended
	September 30, 2003	September 30, 2002
	(unaudited)	(unaudited)

Net sales	$320,814	$306,990
Cost of sales	168,950	164,067

Gross profit	151,864	142,923

Research and development	19,277	17,469
Selling, general and administrative	92,783	85,263
Amortization	2,909	2,805
Interest expense	3,102	4,429
Other charges (income), net	(753)	139

Earnings before taxes	34,546	32,818

Provision for taxes	10,364	9,841

Net earnings	$24,182	$22,977

Basic earnings per common share:
Net earnings	$0.54	$0.52
Weighted average number of common shares	44,485,712	44,355,475

Diluted earnings per common share:
Net earnings	$0.53	$0.51
Weighted average number of common shares	45,568,383	45,235,544

 METTLER-TOLEDO INTERNATIONAL INC.
COMPARATIVE FINANCIAL INFORMATION
(amounts in thousands except share data)

	Nine months ended			Nine months ended
	September 30, 2003			September 30, 2002
	(unaudited)%			(unaudited)%

Net sales	$933,985	100.0	(a)	$876,401	100.0
Cost of sales	492,052	52.7		467,259	53.3

Gross profit	441,933	47.3		409,142	46.7

Research and development	57,085	6.1		51,930	5.9
Selling, general and administrative	271,596	29.1		243,442	27.8

Adjusted operating income	113,252	12.1		113,770	13.0
Restructuring charge	5,444	0.6	(b)(c)	28,661	3.3	(c)(d)

Adjusted operating income after restructuring charge	107,808	11.5		85,109	9.7

Amortization	8,576	0.9		6,480	0.7
Interest expense	10,678	1.1		13,175	1.5
Other charges (income), net	(1,298)	(0.1)	(c)	(253)	(0.0)	(c)

Earnings before taxes	89,852	9.6		65,707	7.5
Provision (benefit) for taxes	26,955	2.9		(3,422)	(0.4)	(e)

Net earnings	$62,897	6.7		$69,129	7.9

Diluted per share amounts:
Net earnings before restructuring charge and one-time tax gain	$1.47			$1.46
Restructuring charge, net of tax benefit	(0.09)			(0.45)
One-time tax gain	-			0.51

Net earnings	$1.38			$1.52

Weighted average number of common shares	45,441,437			45,387,431

Reconciliation of net earnings:
Net earnings before restructuring charge and one-time tax gain	$66,708			$66,057
Restructuring charge, net of tax benefit	(3,811)			(20,063)
One-time tax gain	-			23,135

Net earnings	$62,897			$69,129

Notes:
(a)	Local currency sales growth as compared to the same period in 2002 was -1%.
(b)	Relates to the final union settlement on the facility closure in France. As described in Note 14 in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.
(c)	In the Consolidated Statements of Operations, the restructuring charges are included in Other charges (income), net
(d)	Comprises severance, asset write-downs and other costs primarily related to headcount reductions and manufacturing transfers.
(e)	Includes a one-time gain of $23,135 in respect of a tax restructuring program and related tax audits.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)

	As Reported	As Reported
	Nine months ended	Nine months ended
	September 30, 2003	September 30, 2002
	(unaudited)	(unaudited)

Net sales	$933,985	$876,401
Cost of sales	492,052	467,259

Gross profit	441,933	409,142

Research and development	57,085	51,930
Selling, general and administrative	271,596	243,442
Amortization	8,576	6,480
Interest expense	10,678	13,175
Other charges (income), net	4,146 (a)	28,408 (c)

Earnings before taxes	89,852	65,707

Provision (benefit) for taxes	26,955 (b)	(3,422) (d)

Net earnings	$62,897	$69,129

Basic earnings per common share:
Net earnings	$1.42	$1.56
Weighted average number of common shares	44,437,879	44,245,866

Diluted earnings per common share:
Net earnings	$1.38	$1.52
Weighted average number of common shares	45,441,437	45,387,431

Notes:
(a)

Includes a restructuring charge of $5,444 ($3,811 after tax) related to the final union settlement on the facility closure in France. As described in Note 14 in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.

(b)	Includes a tax benefit of $1,633 in respect of (a) above.
(c)	Includes a restructuring charge of $28,661 ($20,063 after tax) comprising severance, asset write-downs and other costs primarily related to headcount reductions and manufacturing transfers.
(d)	Includes a tax benefit of $8,598 in respect of (c) above and a one-time gain of $23,135 in respect of a tax restructuring program and related tax audits.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,	December 31,
	2003	2002
	(unaudited)

Cash and cash equivalents	$35,395	$31,427
Accounts receivable, net	226,697	231,673
Inventories, net	160,881	150,441
Other current assets	76,432	62,186

Total current assets	499,405	475,727

Property, plant and equipment, net	219,294	217,754
Goodwill and other intangibles	542,403	537,792
Other non-current assets	75,226	72,120

Total assets	$1,336,328	$1,303,393

Short-term debt	$256,707	$50,578
Accounts payable	58,996	73,072
Accrued and other current liabilities	267,000	244,014

Total current liabilities	582,703	367,664

Long-term debt	1,345	262,093
Other non-current liabilities	174,489	171,250

Total liabilities	758,537	801,007

Shareholders' equity	577,791	502,386

Total liabilities and shareholders' equity	$1,336,328	$1,303,393

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Amounts in thousands)

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS	Three months ended		Nine months ended
	September 30,		September 30,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Cash flow from operating activities:
Net earnings	$24,182	$22,977	$62,897	$69,129
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	6,163	6,699	18,852	18,887
Amortization	2,909	2,805	8,576	6,480
Other	(2,791)	(180)	(2,619)	(113)
Increase / (decrease) in cash resulting from changes in working capital	8,600	2,437	(9,252)	(15,166)

Net cash provided by operating activities	39,063	34,738	78,454	79,217

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	1,250	193	1,854	418
Purchase of property, plant and equipment	(7,040)	(7,492)	(17,642)	(25,270)
Acquisitions	(1,514)	(1,702)	(3,486)	(20,974)

Net cash used in investing activities	(7,304)	(9,001)	(19,274)	(45,826)

Cash flows from from financing activities:
Proceeds from borrowings	14,303	19,989	51,604	57,871
Repayments of borrowings	(47,932)	(43,165)	(110,622)	(92,647)
Proceeds from option exercises	954	1,860	2,130	3,124

Net cash used in financing activities	(32,675)	(21,316)	(56,888)	(31,652)

Effect of exchange rate changes on cash and cash equivalents	1,161	(14)	1,676	(1,178)

Net increase (decrease) in cash and cash equivalents	245	4,407	3,968	561

Cash and cash equivalents:
Beginning of period	35,150	23,875	31,427	27,721

End of period	$35,395	$28,282	$35,395	$28,282

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$39,063	$34,738	$78,454	$79,217
Payments in respect of restructuring activities	4,606	2,917	13,139	6,995
Proceeds from sale of property, plant and equipment	1,250	193	1,854	418
Purchase of property, plant and equipment	(7,040)	(7,492)	(17,642)	(25,270)
Other	(1,204)	(95)	(3)	(133)

Free cash flow	$36,675	$30,261	$75,802	$61,227

METTLER-TOLEDO INTERNATIONAL INC.
CREDIT AND OTHER OPERATING STATISTICS
(Amounts in thousands except financial ratios)

CREDIT STATISTICS	LTM (a)	LTM (a)
	September 30,	December 31,
	2003	2002

Net debt / EBITDA (b)(c)	1.2	1.5
EBITDA / interest expense (c)(d)	13.5	11.5

       Notes:
(a)	LTM represents last twelve months.
(b)	Net debt represents gross debt less cash of $222,657 as at September 30, 2003 ($281,244 as at December 31, 2002).
(c)	EBITDA represents Adjusted Operating Income before restructuring charges of $164,635 (2002 $165,153) plus depreciation of $25,356 (2002 $25,392).
(d)	Interest expense represents interest expense less amortization of financing costs.
LOCAL CURRENCY SALES GROWTH BY DESTINATION
	9 months ended September 30, 2003

	Europe	Americas	Asia/RoW	Total
Local currency sales growth	-2%	-4%	14%	-1%

	3 months ended September 30, 2003

	Europe	Americas	Asia/RoW	Total
Local currency sales growth	-1%	-5%	16%	0%